As filed with the Securities and Exchange Commission on March 11, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

________________________

ADAMAS VENTURES, INC.

 (Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	3944 (Primary Standard Industrial Classification Code Number)

ADAMAS VENTURES, INC.

Room 1403, No. 408 Jie Fang Zhong Road

Guangzhou, Guangdong, PR China, 510030

Phone: 86-2028-8808

Fax: 86-8333-2588

Email: adamasventuresinc@gmail.com

(Address and telephone number of principal executive offices)

AMERICAN CORPORATE REGISTER, INC.

 711 S Carson Street, Ste 6

Carson City, Nevada 89701

Tel: (800) 944-1120

Fax: (800) 757-2705

(Name, address and telephone number of agent for service)

Copies to:

AMERICAN CORPORATE REGISTER, INC. 711 S Carson Street, Ste 6 Carson City, Nevada 89701 Tel: (800) 944-1120 Fax: (800) 757-2705	JILL ARLENE ROBBINS, P.A. 525 93 Street Surfside, Florida 33154 Tel: (305) 531-1174 Fax: (305) 531-1274

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:  X

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: -

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: -

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: -

Indicate below by “X” whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer -     Accelerated filer -     Non-accelerated filer -     Smaller reporting company   X

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be Registered	Amount To Be Registered (1)	Offering Price Per Share (2)	Aggregate Offering Price	Registration Fee
Common Stock:	10,000,000	$0.01	$100,000	$12.88

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

 PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

ADAMAS VENTURES, INC.

10,000,000 SHARES OF COMMON STOCK

$0.01 PER SHARE

This is the initial offering of common stock of Adamas Ventures, Inc. and no public market currently exists for the securities being offered.  We are offering for sale a total of 10,000,000 shares of common stock at a fixed price of $0.01 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Jinshan Dai, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.01 per share for a period of two hundred and seventy (270) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (270 days from the effective date of this prospectus), (ii) the date when the sale of all 10,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 10,000,000 shares registered under the Registration Statement of which this Prospectus is part.

	Offering Price	Expenses	Proceeds to Company
Per share	$0.01	$0.0008	$0.0092
Total	$100,000	$8,000	$92,000

Adamas Ventures, Inc. is a development stage company and has only recently started its operation.  To date we have primarily been involved in organizational activities. We do not have sufficient capital for further operations. Any investment in the shares offered herein involves a high degree of risk.  You should only purchase shares if you can afford a loss of your investment.  Our independent registered public accountant has issued an audit opinion for Adamas Ventures, Inc. which includes a statement expressing substantial doubt regarding our ability to continue as a going concern.

The following table shows the anticipated proceeds from the offering assuming the sale of 25%, 50%, 75%, and 100% of the shares.

Gross proceeds	$25,000	$50,000	$75,000	$100,000
Offering expenses	$8,000	$8,000	$8,000	$8,000
Net proceeds	$17,000	$42,000	$67,000	$92,000

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application.  There can be no assurance that our common stock will ever be quoted on a stock exchange or quotation service or that any market for our stock will develop.

Any funds received as a part of this offering will not be returned and will be immediately deposited into the Company’s bank account. This account is under the control of the Company and only Jinshan Dai, our Chief Executive Officer, Chief Financial Officer and President, will have the power to authorize a release of funds from this account. We have not made any arrangements to place funds in an escrow, trust or similar account, as Nevada law does not require that funds raised pursuant to the sale of securities be placed into such account. By placing the proceeds of this offering in a separate bank account controlled by the Company, the proceeds will be immediately available to us for general business purposes as well as to continue our business and operations. If we fail to raise enough capital to continue operations, investors may lose their entire investment and will not be entitled to a refund.

Adamas Ventures, Inc. is not a Blank Check company. We have no plans, arrangements, commitments or understandings to engage in a merger with or acquisition of another company. No proceeds raised in the offering will be used towards any business combination commonly undertaken by a Blank Check company.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the ability for holders of our common stock to re-sell their shares may be limited by applicable regulations.  Specifically, Rule 144 would not be available for the resale of restricted securities by our stockholders until we have complied with the requirements of Rule 144 (i).

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS TITLED “RISK FACTORS” ON PAGES 9 THROUGH 13 BEFORE BUYING ANY SHARES OF ADAMAS VENTURES, INC.’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBJECT TO COMPLETION, DATED _______________, 2014

TABLE OF CONTENTS

PROSPECTUS SUMMARY	7
RISK FACTORS	9
FORWARD-LOOKING STATEMENTS	18
USE OF PROCEEDS	18
DETERMINATION OF OFFERING PRICE	18
DILUTION	19
MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS	22
DESCRIPTION OF BUSINESS	27
LEGAL PROCEEDINGS	29
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	30
EXECUTIVE COMPENSATION	31
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	32
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	33
PLAN OF DISTRIBUTION	33
DESCRIPTION OF SECURITIES	36
INDEMNIFICATION	37
INTERESTS OF NAMED EXPERTS AND COUNSEL	37
EXPERTS	38
AVAILABLE INFORMATION	38
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	38
INDEX TO THE FINANCIAL STATEMENTS	39

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “ADAMAS VENTURES, INC.” REFERS TO ADAMAS VENTURES, INC. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU.  YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

ADAMAS VENTURES, INC.

We are a development stage company and plan to operate in the distribution of baby products. Adamas Ventures, Inc. was incorporated in Nevada on January 31, 2014. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $30,000 for the next twelve months as described in our Plan of Operations. We expect our operations to begin to generate revenues during months 6-12 after completion of this offering. However, there is no assurance that we will generate any revenue in the first 12 months after completion of our offering or ever generate any revenue.

Being a development stage company, we have very limited operating history. If we are unable to raise the minimum funding of $30,000 required to conduct our business over the next twelve months, our business may fail. After twelve months period we may need additional financing. If we do not generate any revenue we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements.  We do not currently have any arrangements for additional financing. Our principal executive offices are located at Room 1403, No. 408 Jie Fang Zhong Road, Guangzhou, Guangdong, PR China, 510030. Our phone number is 86-2028-8808 and our fax number is 86-8333-2588.

From Inception until the date of this filing, we have had limited operating activities.  Our financial statements from Inception (January 31, 2014) report no revenues and a net loss of $3,325.  Our independent registered public accounting firm has issued an audit opinion for Adamas Ventures, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern. As of the date of this prospectus, there is no public trading market for our common stock and there is no assurance that a trading market for our securities will ever develop. The Company is publicly offering its shares to raise funds in order for our business to develop its operations and increase its likelihood of commercial success.

THE OFFERING

The Offering	This is a self-underwritten, direct primary offering with no minimum purchase requirement.
The Issuer	ADAMAS VENTURES, INC.
Securities Being Offered	10,000,000 shares of common stock.
Price Per Share	$0.01
Duration of the Offering	The shares will be offered for a period of two hundred and seventy (270) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (270 days from the effective date of this prospectus), (ii) the date when the sale of all 10,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 10,000,000 shares registered under the Registration Statement of which this Prospectus is part.
Gross Proceeds	$100,000
Securities Issued and Outstanding	There are 20,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Jinshan Dai.
Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $8,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

SUMMARY OF FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from January 31, 2014 (Inception) to January 31, 2014.

Financial Summary	January 31, 2014 ($) (audited)
Cash and Deposits	6,675
Total Assets	6,675
Total Liabilities	-
Total Stockholder’s Equity	6,675

Statement of Operations	Accumulated From January 31, 2014 (Inception) to January 31, 2014 ($) (audited)
Total Expenses	3,325
Net Loss for the Period	(3,325)
Net Loss per Share	-

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.  If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE ARE SOLELY DEPENDENT UPON THE FUNDS RAISED IN THIS OFFERING TO CONDUCT OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than what is necessary to complete our intended operations in the distribution of baby products. We need the proceeds from this offering to continue our operations as described in the “Plan of Operation” section of this prospectus. As of January 31, 2014, we had cash in the amount of $6,675 and zero liabilities. As of this date, we have no income and only recently began our operation. The proceeds of this offering may not be sufficient for us to achieve revenues and profitable operations. We may need additional funds to achieve a sustainable level of sale where ongoing operations can be funded from revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES IN THE FORESEEABLE FUTURE.

We were incorporated on January 31, 2014 and to date have been involved primarily in organizational activities and have commenced only limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties typically encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered after evaluating the potential problems, expenses, difficulties, complications and delays we may encounter in relation to the operations that we plan to undertake. These potential problems may include, but are not limited to, unanticipated issues relating to the ability to generate sufficient cash flow to operate our business and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING.  OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT HAS EXPRESSED SUBSTANTIAL DOUBT REGARDING OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have accrued net losses of $3,325 for the period since our Inception on January 31, 2014 and have no revenues as of this date. Our future is dependent upon our ability to obtain financing and upon future profitable operations in the distribution of baby products. Furthermore, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. These factors raise substantial doubt that we will be able to continue as a going concern. Hillary CPA Group, our independent registered public accounting firm, has expressed substantial doubt regarding our ability to continue as a going concern. This opinion could materially impede our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when required, we will not be able to implement our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment in Adamas Ventures, Inc. is suitable for you.

We require minimum funding of approximately $30,000 to conduct our proposed operations for a period of one year. If we unable to raise this amount, or if we experience a shortage of funds prior to funding, we may utilize funds from Jinshan Dai, our sole officer and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and related operation expenses. However, Mr. Dai has no formal commitment, arrangement or legal obligation to advance or loan funds to the Company. After one year we may need additional financing. If we do not generate any revenue we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing.q1

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue operations according to our business plan.

WE FACE STRONG COMPETITION FROM LARGER AND WELL ESTABLISHED COMPANIES, WHICH COULD HARM OUR BUSINESS AND ABILITY TO OPERATE PROFITABLY.

Our industry is very competitive as there are many different distributors of baby products. Even though the industry is highly fragmented, it has a number of large and well-established companies, which are profitable and supply a large segment of our market. Aggressive marketing tactics implemented by our competitors could impact our limited financial resources and adversely affect our ability to compete in our market.

IF WE DO NOT ATTRACT CUSTOMERS, WE WILL NOT MAKE A PROFIT, WHICH ULTIMATELY WILL RESULT IN A SUSPENSION OR CESSATION OF OPERATIONS.

We currently have no customers. We have not identified any customers and cannot guarantee we will ever have any customers.  Even if we obtain customers, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations. You are likely to lose your entire investment if we cannot sell baby products at prices that will generate a profit.

WE ARE A SMALL COMPANY AND HAVE LIMITED CAPITAL. AS A RESULT, OUR MARKETING CAMPAIGN MAY NOT ATTRACT SUFFICIENT CLIENTS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY BE REQUIRED TO SUSPEND OR CEASE OPERATIONS.

Due to the fact that we are a small company and have limited capital, we must limit our marketing activities and may not be able to make our products known to potential customers. Due to limited marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may be required to suspend or cease operations.

BECAUSE WE WILL EXPORT OUR PRODUCTS FROM CHINA, A DISRUPTION IN THE DELIVERY OF EXPORTED PRODUCTS MAY HAVE A GREATER EFFECT ON US THAN ON OUR COMPETITORS.

We plan to purchase our products in China and have them exported to the locations of our customers in Panama. Consequently, disruptions in shipping deliveries may have a greater effect on us than on our competitors who manufacture and/or warehouse products in the destination countries. Deliveries of our products may be disrupted due to factors such as:

     (1)  raw material shortages, work stoppages, strikes and political unrest;

     (2)  problems with ocean shipping, including work stoppages and shipping container shortages;

     (3)  increased inspections of import shipments or other factors causing delays in shipments; and

     (4)  economic crises, international disputes and wars.

Most of our competitors warehouse products they import from overseas, which allows for them to continue delivering their products in the near term despite overseas shipping disruptions. If our competitors are able to deliver products when we are unable to, our reputation may be damaged and we may lose customers to our competitors.

OUR OPERATIONS AND ASSETS IN CHINA ARE SUBJECT TO SIGNIFICANT POLITICAL AND ECONOMIC UNCERTAINTIES.

Government policies are subject to rapid change and the government of the China may adopt policies which have the effect of hindering private economic activity and greater economic decentralization.  There is no assurance that the government of China will not significantly alter its policies from time to time without notice in a manner that may reduce or eliminate any benefits from its present policies of economic reform.

The government of China exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency and providing preferential treatment to particular industries or companies.  Uncertainties may arise with changes in governmental policies and measures. Additional changes in China that may have a material adverse effect on our business, results of operations and financial condition include, but are not limited to, are changes in laws and regulations, the imposition of confiscatory taxation, restrictions on currency conversion, devaluations of currency, imports and sources of supply, the nationalization or other expropriation of private enterprises, and adverse changes in the political, economic or social conditions.

BECAUSE CHINESE LAW WILL GOVERN ALMOST ALL OF OUR MATERIAL AGREEMENTS, WE MAY NOT BE ABLE TO ENFORCE OUR LEGAL RIGHTS WITHIN CHINA OR ELSEWHERE, WHICH COULD RESULT IN A SIGNIFICANT LOSS OF BUSINESS, BUSINESS OPPORTUNITIES, OR CAPITAL.

The system of laws and the enforcement of existing laws in China may not be as certain in implementation and interpretation as in the United States. The Chinese judiciary is relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. The inability to enforce or obtain a resolution under any of our agreements could result in a significant loss of business, business opportunities, or capital.

IMPOSITION OF TRADE BARRIERS AND TAXES MAY REDUCE OUR ABILITY TO DO BUSINESS INTERNATIONALLY, AND THE RESULTING LOSS OF REVENUE COULD HARM OUR PROFITABILITY.

We may experience barriers to conducting business and trade in our targeted emerging markets in the form of delayed customs clearances, customs duties and tariffs. In addition, we may be subject to repatriation taxes levied upon the exchange of income from local currency into foreign currency, substantial taxes of profits, revenues, assets and payroll, as well as value-added tax. The markets in which we plan to operate may impose onerous and unpredictable duties, tariffs and taxes on our business and products, and there can be no assurance that this will not reduce the level of sales that we achieve in such markets, which would reduce our revenues and profits.

BECAUSE OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE IN OUR INTENDED OPERATIONS OF THE DISTRIBUTION OF BABY PRODUCTS, OUR BUSINESS HAS A HIGH RISK OF FAILURE.

Our sole officer and director has no professional training or experience in the distribution of baby products. Mr. Dai’s lack of experience may hinder our ability to commence distribution of our baby products and earn revenue. Consequently our operations, earnings and ultimate financial success may suffer irreparable harm.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN FIFTY PERCENT OR MORE OF OUR OUTSTANDING COMMON STOCK, HE MAY MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Mr. Dai, our sole officer and director, will own fifty percent or more of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, and he will also have the power to prevent or cause a change in control.  The interests of Mr. Dai may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS.  THIS ACTIVITY COULD PREVENT US FROM ATTRACTING SUFFICIENT CUSTOMERS AND RESULT IN A LACK OF REVENUES, WHICH MAY CAUSE US TO SUSPEND OR CEASE OPERATIONS.

Jinshan Dai, our sole officer and director will only be devoting limited time to our operations. He will be devoting approximately twenty hours a week to our operations. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. Consequently, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible suspension or cessation of operations.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of our common stock. Such stock issuances will cause stockholders' interests in our company to be diluted.  Such dilution will negatively affect the value of an investor's shares.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Jinshan Dai, our sole officer and director has no experience managing a public company, which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all the various rules and regulations required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

- have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

- provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

- comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

- submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency”; and

- disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

RISKS ASSOCIATED WITH THIS OFFERING

OUR PRESIDENT, MR. DAI, DOES NOT HAVE ANY PRIOR EXPERIENCE OFFRERING AND SELLING SECURITIES, AND OUR OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Mr. Dai does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned. As a result, our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of you losing your entire investment in our company.

BECAUSE THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY THE COMPANY, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. As the Company was formed on January 31, 2014 and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, meaning we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling at least 30% of the shares and we receive the proceeds in the amount of $30,000 from this offering, we may have to seek alternative financing to implement our business plan.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A “PENNY STOCK.”

The shares being offered are defined as a “penny stock” under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are generally institutions with assets in excess of $10,000,000 or individuals with a net worth in excess of $1,000,000 or who have an annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information of over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to initiate quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock will be listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between Adamas Ventures, Inc. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES TO MEET SEC REPORTING AND COMPLIANCE REQUIREMENTS. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $8,000. We will have to utilize funds from Jinshan Dai, our sole officer and director, who has verbally agreed to loan the Company funds to complete the registration process. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as required by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance, we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $10,000. If we are not able to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you might purchase, if at all. Furthermore, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

WE MAY BE EXPOSED TO POTENTIAL RISKS AND SIGNIFICANT EXPENSES RESULTING FROM THE REQUIREMENTS UNDER SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002.

We will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We expect to incur significant continuing costs, including accounting fees and staffing costs, in order to maintain compliance with the internal control requirements of the Sarbanes-Oxley Act of 2002. Development of our business will necessitate ongoing changes to our internal control systems, processes and information systems. If our business develops and grows, our current design for internal control over financial reporting will not be sufficient to enable management to determine that our internal controls are effective for any period, or on an ongoing basis. Accordingly, as we develop our business, such development and growth will entail changes to our internal control systems, processes and information systems, all of which will require additional costs and expenses. In the future, if we fail to complete the annual Section 404 evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. However, as an “emerging growth company,” as defined in the JOBS Act, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an “emerging growth company”. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

BECAUSE WE ARE NOT SUBJECT TO COMPLIANCE WITH RULES REQUIRING THE ADOPTION OF CERTAIN CORPORATE GOVERNANCE MEASURES, OUR SHAREHOLDERS HAVE LIMITED PROTECTION AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the NASDAQ Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the NASDAQ Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures. Because none of our directors are independent, we do not currently have independent audit or compensation committees. As a result, our sole director has the ability, among other things, to determine his own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our shareholders without protection against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. We reserve the right to change the use of proceeds, provided that such reservation is due to certain contingencies that are discussed specifically and the alternatives to such use in that event are indicated in an amended prospectus reflecting the same. There is no assurance that we will raise the full $100,000 as anticipated.

Gross proceeds	$50,000	$75,000	$100,000
Offering expenses	$8,000	$8,000	$8,000
Net proceeds	$42,000	$67,000	$92,000
Establishing an office	$1,500	$2,000	$3,000
Website development	$3,000	$3,500	$5,000
Sales person salary	$12,000	$24,000	$36,000
Marketing and advertising	$14,500	$25,000	$34,000
SEC reporting and compliance	$10,000	$10,000	$10,000
Miscellaneous expenses	$1,000	$2,500	$4,000

The above figures represent only estimated costs.  If necessary, Jinshan Dai, our president and sole officer and director, has verbally agreed to loan the Company funds to complete the registration process. These loans will be necessary if the proceeds from this offering are not sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when and if our common stock becomes eligible for trading on the Over-the-Counter Bulletin Board. Mr. Dai will not be paid any compensation or anything from the proceeds of this offering.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been arbitrarily determined by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we may need to implement our business plan.  Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of the current offering is fixed at $0.01 per share. This price is significantly higher than the price paid by the Company’s officer for common equity since the Company’s Inception on January 31, 2014.  Jinshan Dai, the Company’s sole officer and director, paid $0.0005 per share for the 20,000,000 shares of common stock he purchased from the Company on January 31, 2014.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of January 31, 2014, the net tangible book value of our shares of common stock was $6,675 or approximately $0.0003 per share based upon 20,000,000 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 30,000,000 shares to be outstanding will be $98,675 or approximately $0.0033 per share. The net tangible book value per share prior to the offering is $0.0003. The net tangible book value of the shares held by our existing stockholders will be increased by $0.003 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.01 per share to $0.0033 per share.

After completion of this offering, if 10,000,000 shares are sold, investors in the offering will own 33.33% of the total number of shares then outstanding for which they will have made cash investment of $100,000, or $0.01 per share. Our existing stockholder will own 66.67% of the total number of shares then outstanding, for which he has made contributions of cash totaling $10,000.00 or $0.0005 per share.

If 75% of the Shares Are Sold

Upon completion of this offering, in the event 7,500,000 shares are sold, the net tangible book value of the 27,500,000 shares to be outstanding will be $73,675, or approximately $0.0025 per share. The net tangible book value per share prior to the offering is $ 0.0003. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0022 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.01 per share to $0.0025 per share.

After completion of this offering investors in the offering will own approximately 27.27% of the total number of shares then outstanding for which they will have made cash investment of $75,000, or $0.01 per share. Our existing stockholder will own approximately 72.73% of the total number of shares then outstanding, for which he has made contributions of cash totaling $10,000 or $0.0005 per share.

If 50% of the Shares Are Sold

Upon completion of this offering, in the event 5,000,000 shares are sold, the net tangible book value of the 25,000,000 shares to be outstanding will be $48,675 or approximately $0.0016 per share. The net tangible book value per share prior to the offering is $0.0003. The net tangible book value of the shares held by our existing stockholders will be increased by $0.0013 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $0.01 per share to $0.0016 per share.

After completion of this offering investors in the offering will own approximately 20% of the total number of shares then outstanding for which they will have made cash investment of $50,000, or $0.01 per share. Our existing stockholder will own approximately 80% of the total number of shares then outstanding, for which he has made contributions of cash totaling $10,000 or $0.0005 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholder if 100% of the Shares are Sold:
Price per share	$0.0005
Net tangible book value per share before offering	$0.0003
Potential gain to existing shareholder	$100,000
Net tangible book value per share after offering	$0.0033
Increase to present stockholders in net tangible book value per share after offering	$0.003
Capital contributions	$10,000
Number of shares outstanding before the offering	20,000,000
Number of shares after offering assuming the sale of 100% of shares	30,000,000
Percentage of ownership after offering	66.67%
Existing Stockholder if 75% of the Shares are Sold:
Price per share	$0.0005
Net tangible book value per share before offering	$0.0003
Potential gain to existing shareholder	$75,000
Net tangible book value per share after offering	$0.0025
Increase to present stockholders in net tangible book value per share after offering	$0.0022
Capital contributions	$10,000
Number of shares outstanding before the offering	20,000,000
Number of shares after offering assuming the sale of 75% of shares	27,500,000
Percentage of ownership after offering	72.73%
Existing Stockholder if 50% of the Shares are Sold:
Price per share	$0.0005
Net tangible book value per share before offering	$0.0003
Potential gain to existing shareholder	$50,000
Net tangible book value per share after offering	$0.0016
Increase to present stockholders in net tangible book value per share after offering	$0.0013
Capital contributions	$10,000
Number of shares outstanding before the offering	20,000,000
Number of shares after offering assuming the sale of 50% of shares	25,000,000
Percentage of ownership after offering	80%
Purchasers of Shares in this Offering if 100% of the Shares are Sold:
Price per share	$0.01
Dilution per share	$0.0067
Capital contributions	$100,000
Number of shares after offering held by public investors	10,000,000
Percentage of capital contributions by existing shareholder	9.09%
Percentage of capital contributions by new investors	90.91%
Percentage of ownership after offering	33.33%
Purchasers of Shares in this Offering if 75% of the Shares are Sold:
Price per share	$0.01
Dilution per share	$0.0075
Capital contributions	$75,000
Percentage of capital contributions by existing shareholder	11.76%
Percentage of capital contributions by new investors	88.24%
Number of shares after offering held by public investors	7,500,000
Percentage of ownership after offering	27.27%
Purchasers of Shares in this Offering if 50% of the Shares are Sold:
Price per share	$0.01
Dilution per share	$0.0084
Capital contributions	$50,000
Percentage of capital contributions by existing shareholder	16.67%
Percentage of capital contributions by new investors	83.33%
Number of shares after offering held by public investors	5,000,000
Percentage of ownership after offering	20%

MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ significantly from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

  have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

  provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

  comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (ie. an auditor discussion and analysis);

  submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency”; and

  disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an “emerging growth company”, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Our cash balance is $6,675 as of January 31, 2014. We believe our cash balance is not sufficient to fund our operations for any period of time. We may utilize funds from Jinshan Dai, our President and sole director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. Mr. Dai has no formal commitment, arrangement or legal obligation to advance or loan funds to the Company. In order to implement our plan of operations for the next twelve-month period, we require a minimum of $30,000 of funding from this offering. Being a development stage company, we have very limited operating history and after twelve-months period we may need additional financing. We do not currently have any arrangements for additional financing. Our principal executive offices are located at Room 1403, No. 408 Jie Fang Zhong Road, Guangzhou, Guangdong, PR China, 510030. Our phone number is 86-2028-8808 and our fax number is 86-8333-2588.

We are a development stage company and have generated no revenue to date. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. Our expansion may include expanding our office facilities, hiring sales personnel and entering into agreements with new clients. We have not yet planned our expansion, decided on the scale of our development and expansion, or know the exact amount of funding needed for our long term financing.  If we do not generate any revenue we may need a minimum of $10,000 of additional funding at the end of the twelve-month period described in our “Plan of Operation” below to maintain a reporting status.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  This is due to the fact that we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to continue our proposed operations but we cannot guarantee that once we continue operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly deplete the proceeds from this offering and will need to find alternative sources. At this moment, we have not made any arrangements to raise additional cash other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise $100,000 from this offering, it may only last one year and we may need more money for business operations in the following year, therefore we will have to revert to obtaining additional funds.

PLAN OF OPERATION

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital.  During this period, our operations will be limited due to the limited amount of available funds.  Upon completion of our public offering, our specific goal is to profitably sell our baby products. Our plan of operations following the completion is as follows:

Establish Our Office

Time Frame; 1st – 3rd months.

Material Costs: $1,500 - $3,000.

Upon completion of the offering we plan to set up an office in Panama and acquire the necessary equipment to continue operations. We plan to purchase office equipment such as computers, telephones, a fax and photocopy machine, office supplies and furniture. Our sole officer and director, Jinshan Dai will take care of our initial administrative duties. We believe that it will cost at least $1,500 to set up office and obtain the necessary equipment and stationery to continue operations. If we sell 75% of the shares offered we plan to purchase better equipment with advanced features that will cost us approximately $500 more. In this case, set up costs will be approximately $2,000. In the event we sell all of the shares offered we plan to purchase additional and more advanced equipment that will help us in everyday operations; therefore the office set up costs will be approximately $3,000.

Develop Our Website

Time Frame: 4th – 6th months.

Material Costs: $3,000 - $5,000.

During this period, we intend to begin developing our website. Our sole officer and director, Jinshan Dai will be responsible for registering our web domain. As of the date of this prospectus we have not yet identified or registered any domain names for our website. Once we register our web domain, we plan to hire a web designer to help us with the design and development of our website. We do not have any written agreements with any web designers or web developers at this time. The website development costs, including site design and implementation will be approximately $3,000. If we sell 75% of the shares offered and all of the shares offered we intend on developing a more sophisticated and well designed website. Therefore, developing costs will be $3,500 and $5,000 accordingly. Updating and improving our website will continue during the life of our operations.

Marketing

Time Frame: 6th – 12th months.

Material Costs: $14,500 - $34,000.

Once our website is operational, we will begin to market our product. We will develop our client base by focusing our marketing efforts on baby product distributors and the distributors will market and sell the products to their retail customers. Our geographical market we first intend to distribute our products is in. We plan to penetrate our market by meeting our potential customers at various baby and family expos where we can promote our product. We will also look for potential customers via the Internet.

By late 2014 we plan to expand our selection of baby products by marketing to small and medium size distributors. Any relationship we arrange with retailers for the wholesale distribution of our baby products will be non-exclusive. We will compete with other distributors and manufactures for positioning of our products in retail space. Our methods of communication will include: phone calls, emails, and regular mail. We will continue our marketing efforts during the life of our operations.

If we do not raise at least $30,000 in this offering, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Negotiate Agreements with Potential Customers

Time Frame: 6th – 12th months.

No Material Costs.

When our website is operational, we plan to contact and begin negotiating agreements with potential customers. We plan to enter into supply and distribution agreements with baby product distributors, chain and retail stores. We will negotiate terms and conditions of collaboration. We also intend to study the Central and South American baby product market. We plan to focus primarily on distributors that are responsible for marketing and selling baby products. This activity will be ongoing throughout our operations.

If we are able to obtain a sufficient number of agreements by the end of the twelve-month period, there is no guarantee that we will be able to attract and, more importantly, retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against the risks associated with our business, then our business and financial condition could be seriously harmed.

Hire a Sales Person

Time Frame: 6th – 12th months.

Material Costs: $12,000 - $36,000.

If we sell at least 50% of shares in this offering, we intend to hire one salesperson with good knowledge and connections in the baby product distribution industry to introduce our product. The salesperson’s job would be to find new potential purchasers, introduce our products and to set up agreements with them to buy our baby products. If we sell 75% and 100% shares in this offering we intend to hire 2 and 3 sales persons respectively. The negotiation of additional agreements with potential customers will be ongoing during the life of our operations.

In summary, during 1st – 6th months we should have established our office and developed our website. After this point we should be ready to commence more significant operations and begin selling our products. During 6th – 12th months we will be developing our marketing campaign. There is no assurance that we will generate any revenue in the first twelve months after completion of our offering or ever generate any revenue.

Jinshan Dai, our president will be devoting approximately twenty hours per week to our operations. Once we expand operations, and are able to attract more customers to buy our products, Mr. Dai has agreed to commit more time as required. Because Mr. Dai will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations

Estimated Expenses for the Next Twelve-Month Period

The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Description	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees
SEC reporting and compliance Establishing an office Website development Marketing and advertising Sales person salary Other Expenses	$10,000 $1,500 $3,000 $14,500 $12,000 $1,000	$10,000 $2,000 $3,500 $25,000 $24,000 $2,500	$10,000 $3,000 $5,000 $34,000 $36,000 $4,000
Total	$42,000	$67,000	$92,000

The various offering amounts presented in the table above are for illustrative purposes only and the actual amount of proceeds we raise, if any, may differ significantly.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

We have no historical financial information upon which to base an evaluation of our performance. We are in the start-up stage of operations and have not generated any revenues to date. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in products and services.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Results of operations

From Inception on January 31, 2014 to January 31, 2014

During the period we incorporated the Company, our loss since Inception is $3,325. We have prepared a business plan, but have not commenced our proposed business operations and will not do so until we have completed this offering.

Since Inception, we have sold 20,000,000 shares of common stock to our sole officer and director for net proceeds of $10,000.

LIQUIDITY AND CAPITAL RESOURCES

As of January 31, 2014, the Company had $6,675 cash and zero liabilities. The available capital resources of the Company are not sufficient for us to remain operational.

We are attempting to raise funds to proceed with our plan of operation. We may have to utilize funds from Jinshan Dai, our sole officer and director, who has verbally agreed to loan the Company funds to complete the registration process. However, Mr. Dai has no formal commitment, arrangement or legal obligation to advance or loan funds to the Company. To proceed with our operation within twelve months, we need a minimum of $30,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our financial requirement for twelve months. If we are successful, any money raised will be applied to the items set forth in the “Use of Proceeds” section of this prospectus.  We will attempt to raise at least the minimum amount of funds necessary to proceed with our plan of operation. In the long term we may need additional financing. We do not currently have any arrangements for additional financing.  Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations.  These factors may impact the timing, amount, or terms and conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital.  No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and provide the capital resources required to cover the material costs associated with becoming a publicly reporting. The Company anticipates over the next twelve months the cost of being a reporting public company will be approximately $10,000.

Should the Company fail to sell less than 30% of its shares under this offering the Company would be forced to scale back or abort completely the implementation of its twelve-month plan of operation.

DESCRIPTION OF BUSINESS

General

Adamas Ventures, Inc. was incorporated in the State of Nevada on January 31, 2014 and established a fiscal year end of January 31. We do not have revenues, have minimal assets and have incurred losses since Inception. We are a development stage company formed to commence operations in the distribution of baby products. We have developed our business plan, but have not yet commenced our proposed operations. We maintain our statutory registered agent's office at 711 S Carson Street, Suite 6, Carson City, Nevada, USA, 89701. Our business office is located at Room 1403, No. 408 Jie Fang Zhong Road, Guangzhou, Guangdong, PR China, 510030. Our telephone number is 86-2028-8808 and our fax number is 86-8333-2588.

We plan to market and distribute an assortment of baby products in the Central and South American market. Our products will be offered at prices marked-up from 10% to 15% of our cost which is the range of discounted prices we will purchase our products from the manufacturer. Our customers will be asked to pay us 100% in advance.

We plan to fill placed orders and to supply the products within a period of forty days or less following receipt of any written order. We do not intend to offer any credit terms relating to order payments.  Our customers will be asked to pay us 100% in advance. Customers will have two options to pay for products: by wire transfer or by sending a check/money order. If the customer decides to pay by check/money order, then we will apply a certain amount of days before shipping in order to have the check/money order cleared. Customers will be responsible to cover the shipping costs.  Since we anticipate having a thirty-day period to process/fill orders, we do not plan to purchase inventory in advance, but rather on a per request basis. We do not intend to store inventory for any period of time. The orders will be shipped to the customers upon their requests. Customers will be responsible for the custom duties, taxes, insurance or any other additional charges that may incur.

Product

We plan to distribute baby products such as cribs, strollers, clothing, shoes, bottles, bibs, blankets, and toys. Some of our baby products will be designed as part of a series (made and designed in the same color-scheme and style).

Sales and Marketing Strategy

We first intend to distribute our products in Panama. We intend to enter into agreements with numerous baby product distributors and the distributors will market and sell the products to their retail clients.

We also plan to offer our product to larger department stores that have a high volume of customer traffic. Our competitive advantage is that we offer a high quality product, while maintaining reasonable prices. We believe that we will be successful in selling high quality products at reasonable prices because manufactures in Panama sell their products through a network of specialized intermediary distribution companies rather than themselves. We plan to buy the product directly from the manufacturer at discounted prices.

To begin with, our sole officer and director, Jinshan Dai will market our products.  If we sell at least 50% of the shares in this offering, we intend to hire one salesperson with good knowledge and connections in the sanitary ware distribution and construction industry to introduce our product. The salesperson’s job would be to find new potential purchasers, and to set up agreements with them to buy our ceramic sanitary ware. We intend to focus on direct marketing efforts whereby our representative will directly contact:

- distributors that are responsible for marketing and selling baby products to children’s stores;

- suppliers of baby products; and

- retail outlets such as children’s specialty stores and department stores.

These distributors, suppliers and retailers will be asked to sell our products to consumers.  We will provide them with the baby products at wholesale prices. Our profit margin in these prices will be 10-20%. Our customers will then sell them to consumers at retail prices, which are typically 25%-30% higher than wholesale prices.

Competition

There are many barriers of entry in the baby product market and the level of competition is extremely high. Examples of barriers of entry in this market include: brand loyalty, aggressive lower pricing tactics, and economies of scale. Many of our established competitors have developed a brand following which would make our potential customers prefer their baby products to ours. Aggressive lower pricing tactics implemented by our competitors would make it difficult for us to enter and compete in this market. Economies of scale make it easier for our larger established competitors to negotiate price discounts with their suppliers of baby products, which would leave us at a disadvantage. The principal competitive factors in our industry are pricing and the quality of our products. We will be in a market where we will be in direct competition with many domestic and international companies offering similar products. Many large companies will be able to provide more favorable services to the potential customers. Many of these companies may have a greater and more established customer base than us. We will likely lose business to such companies. Also, many of these companies will be able to afford to offer better prices for similar products than us, which may also cause us to lose business. We also foresee to continue to face challenges from new market entrants.  We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

Adamas Ventures, Inc. has not yet entered the market and has no market penetration to date. Once we enter the market, we will be one of many participants in the business of distributing baby products. Many established and well-financed entities are currently active in the business of distributing such products. Nearly all of Adamas Ventures, Inc.'s competitors have significantly greater financial resources, technical expertise, and managerial capabilities than Adamas Ventures, Inc. We are, consequently, at a competitive disadvantage in the market. Therefore, Adamas Ventures, Inc. may not be able to establish itself within the industry at all.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to suspend or cease operations.

Employees

We are a development stage company and currently have no employees, other than our sole officer and director, Jinshan Dai.

Offices

Our business office is located at Room 1403, No. 408 Jie Fang Zhong Road, Guangzhou, Guangdong, PR China, 510030.  This office is provided by Jinshan Dai, our President and sole Director. Our phone number is 86-2028-8808 and our fax number is 86-8333-2588. We do not pay any rent to Mr. Dai and there is no agreement to pay any rent in the future.

Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to import and export of baby products and the operation of any facility in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business. We do not need to receive any government approvals necessary to conduct our business; however we will have to comply with all applicable import and export regulations.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position

Jinshan Dai Room 1403, No. 408 Jie Fang Zhong Road, Guangzhou, Guangdong, PR China, 510030	29	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Jinshan Dai has acted as our President, Treasurer, Secretary and Director since our incorporation on January 31, 2014. Mr. Dai owns 100% of the outstanding shares of our common stock. As such, it was unilaterally decided that Mr. Dai should be appointed as our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and the sole member of our board of directors. This decision did not in any manner relate to Mr. Dai’s previous employment history.  Mr. Dai’s previous experience, qualifications, attributes or skills were not considered when he was appointed as our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors. Since 2005, Jinshan Dai has held the position as the senior sales manager at Hongmai Appliance Co., Ltd. Mr. Dai intends to devote twenty hours a week of his time to planning and organizing activities of Adamas Ventures, Inc.

During the past ten years, Mr. Dai has not been the subject to any of the following events:

1. Any bankruptcy petition filed by or against any business of which Mr. Dai was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Dai’s involvement in any type of business, securities or banking activities.

4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.  Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.  Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.  Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; or

ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.  Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

TERM OF OFFICE

Our sole director is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues.  Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Jinshan Dai, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market.  The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us.  In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules.  Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to our management and the Company.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from Inception on January 31, 2014 until January 31, 2014:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Jinshan Dai, President, Secretary and Treasurer	January 31, 2014 to January 31, 2014	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the Company and its officer.

Mr. Dai currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the Company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation as of January 31, 2014:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Jinshan Dai	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Jinshan Dai is our officer, director, control person and promoter and he shall receive no compensation for the placement of the offering.

On January 31, 2014, we issued a total of 20,000,000 shares of restricted common stock to Jinshan Dai in consideration of $10,000. There is no assurance that we will ever generate revenues from our operations. Mr. Dai is providing us office space free of charge and we have a verbal agreement with Mr. Dai that, if necessary, he will loan the Company funds to complete the registration process.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of January 31, 2014 by: (i) each person (including any group) known to us to own more than five percent of any class of our voting securities, (ii) our director, and or (iii) our officer.  Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Jinshan Dai Room 1403, No. 408 Jie Fang Zhong Road, Guangzhou, Guangdong, PR China, 510030	20,000,000 shares of common stock (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.  As of January 31, 2014, there were 20,000,000 shares of our common stock issued and outstanding.

Future sales by existing stockholders

A total of 20,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. As we are a “shell company”, Rule 144 would not be available for the resale of restricted securities by our stockholders until we have complied with the requirements of Rule 144(i). Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into our common stock. There is one holder of record for our common stock. The record holder is our sole officer and director who owns 20,000,000 restricted shares of our common stock.

PLAN OF DISTRIBUTION

Adamas Ventures, Inc. has 20,000,000 shares of common stock issued and outstanding as of the date of this prospectus.  The Company is registering an additional of 10,000,000 shares of its common stock for sale at the price of $0.01 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. The person offering the securities on your behalf may be deemed to be an underwriter of this offering within the meaning of that term as defined in Section 2(11) of the Securities Act.

In connection with the Company’s selling efforts in the offering, Jinshan Dai will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Dai is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Dai will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Dai is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Dai will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Dai will not participate in selling and offering of securities for any issuer more than once every twelve months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii). Mr. Dai may solicit the investors through personal contact, by telephone, mail, or email. He will identify those who might have an interest in purchasing shares among his personal friends and business associates. He will not use any supplemental materials in this regard.

Adamas Ventures, Inc. will receive all proceeds from the sale of the 10,000,000 shares being offered. The price per share is fixed at $0.01 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.  However, sales by the Company must be made at the fixed price of $0.01 for up to 270 days from the effective date of this prospectus.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Furthermore, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.01 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in only those that they have been registered or qualified for sale in; an exemption from such registration or if qualification requirement is available and with which Adamas Ventures, Inc. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

As our officers and directors will sell the shares being offered pursuant to this Offering, Regulation M prohibits us and our officers and directors from certain types of trading activities during the time of distribution of our securities. Regulation M specifically prohibits our officers and directors from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this Offering has ended.

We have no intention of inviting broker-dealer participation in this Offering.

Adamas Ventures, Inc. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $8,000.

Procedures for Subscribing

If you decide to subscribe for any shares in this Offering, you must:

- execute and deliver a subscription agreement; and

- deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Adamas Ventures, Inc.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to the subscriber without interest or deductions. Subscriptions for securities will be accepted or rejected with a letter by mail within 48 hours after we receive them.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" generally refers to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

STATE SECURITIES – BLUE SKY LAWS

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or effective securities regulations laws by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Our common stock may not be traded in the jurisdictions where our compliance is absent with their individual state laws. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions regarding the ability of investors to sell the securities and of purchasers to purchase the securities.  Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Adamas Ventures, Inc, has complied. In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.0001 per share. As of January 31, 2014, there were 20,000,000 shares of our common stock issued and outstanding that are held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, Jinshan Dai owns 20,000,000.

COMMON STOCK

The following is a summary of the rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate on paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $100,000, directly or indirectly, in the Company or any of its parents or subsidiaries.  Nor was any such person connected with Adamas Ventures, Inc. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Hillary CPA Group, our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Hillary CPA Group has presented its report with respect to our audited financial statements.

LEGAL MATTERS

Jill Arlene Robbins, our attorney, has expressed an opinion on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act.  You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN OR DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

Our fiscal year end is January 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Hillary CPA Group.

The financial information presented is the audited financial statements for the twelve months ended January 31, 2014 and the period from Inception (January 31, 2014) to January 31, 2014.

Report of Independent Registered Public Accountant

To the Board of Directors and Shareholders

Adamas Ventures, Inc.

We have audited the accompanying balance sheet of Adamas Ventures, Inc. (a Nevada corporation) as of January 31, 2014, and the related statements of operations, stockholders' equity, and cash flows for the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of January 31, 2014. The results of its operations and its cash flows are in conformity with U.S. generally accepted accounting principles.

David L. Hillary, Jr., CPA, CITP

Indianapolis, Indiana

February 20, 2014

5797 East 169th Street, Suite 100 Noblesville, IN 46062 317-222-1416 www.HillaryCPAgroup.com

ADAMAS VENTURES, INC. (A Development Stage Company) BALANCE SHEETS As at January 31, 2014 (Audited)
As at January 31, 2014
ASSETS
Current Assets
Cash and Cash Equivalents	$ 6,675
TOTAL CURRENT ASSETS	$ 6,675
TOTAL ASSETS	$ 6,675

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts Payable and Accrued Liabilities	-
TOTAL CURRENT LIABILITIES	-

Stockholders’ Equity
Common Stock
Authorized: 75,000,000 common shares at $0.0001 par value
Issued and Outstanding: 20,000,000 common shares at $0.0001 par value	$ 2,000
Additional Paid In Capital	$ 8,000
Deficit accumulated during the development stage	$ (3,325)
TOTAL STOCKHOLDERS’ EQUITY	$ 6,675
TOTAL LIABILITIES AND EQUITY	$ 6,675

The accompanying notes are an integral part of these financial statements.

ADAMAS VENTURES, INC. (A Development Stage Company) STATEMENT OF OPERATIONS For the Year Ended January 31, 2014 and the Period from Inception to January 31, 2014 (Audited)
	For the Year Ended January 31, 2014	For the period from Inception (January 31, 2014) to January 31, 2014
Revenues	-	-
General and Administration Expenses
Professional Fees	$ 3,325	$ 3,325
Total Expenses	$ 3,325	$ 3,325
Operating Loss	$ (3,325)	$ (3,325)
Net (loss) for the Period	$ (3,325)	$ (3,325)
Net (loss) per Share Basic and Diluted	$ (0.00)	-
Weighted Average Shares Outstanding Basic and Diluted	20,000,000	-

The accompanying notes are an integral part of these financial statements.

ADAMAS VENTURES, INC. (A Development Stage Company) STATEMENT OF CASH FLOWS For the Year Ended January 31, 2014 and the Period from Inception to January 31, 2014 (Audited)
	For the Year Ended January 31, 2014	For the period from Inception (January 31, 2014) to January 31, 2014
Cash Flow from Operating Activities
Net Loss for the Period	$ (3,325)	$ (3,325)
Changes in Non-Cash Working Capital Items
Accounts Payable and Accrued Liabilities	-	-
Net Cash Flow Used in Operating Activities	$ (3,325)	$ (3,325)

Investing Activities
Due from Related Party	-	-
Net Cash Flow Provided by Investing Activities	-	-

Financing Activities
Share Capital Contribution	$ 10,000	$ 10,000
Shareholder Loan	-	-
Net Cash Flow Provided by Financing Activities	$ 10,000	$ 10,000

Net Change in Cash	$ 6,675	$ 6,675

Cash, Beginning of Period	-	-

Cash, End of Period	$ 6,675	$ 6,675

The accompanying notes are an integral part of these financial statements.

ADAMAS VENTURES, INC. (A Development Stage Company) STATEMENT OF STOCKHOLDER’S EQUITY For the Period from Inception to January 31, 2014 (Audited)
	Common Stock Shares	Common Stock Amount	Additional Paid In Capital	Deficit Accumulated Development	Total Stockholder’s Equity
Stock issued for Cash at $0.0001 per share on January 31, 2014	20,000,000	$ 2,000	$ 8,000	-	$ 10,000
Net Loss for the year ended January 31, 2014				$ (3,325)	$ (3,325)
Balances as of January 31, 2014	20,000,000	$ 2,000	$ 8,000	$ (3,325)	$ 6,675

The accompanying notes are an integral part of these financial statements.

ADAMAS VENTURES, INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

January 31, 2014

(Audited)

Note 1: Organization and Basis of Presentation

Adamas Ventures, Inc. (the “Company”) is a for profit corporation established under the corporation laws in the State of Nevada, United States of America on January 31, 2014.

The Company is in the development phase and intends to sell baby products. As such, the Company is subject to all risks inherent to the establishment of a start-up business enterprise.

The Financial Statements and related disclosures as of January 31, 2014 are audited pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”). The January 31, 2014, Balance Sheet data was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America (“U.S.”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) have been condensed or omitted pursuant to such rules and regulations. In our opinion, these financial statements include all adjustments (consisting only of normal recurring adjustments) necessary for the fair statement of the results for the period. These financial statements should be read in conjunction with the financial statements included in our Annual Report for the fiscal year ended January 31, 2014. Unless the context otherwise requires, all references to “Adamas Ventures,” “we,” “us,” “our” or the “company” are to Adamas Ventures, Inc. and any subsidiaries.

Note 2: Recent Accounting Pronouncements

In December 2011, the FASB issued ASU 2011-11, Disclosures about Offsetting Assets and Liabilities, (“ASU 2011-11”). ASU 2011-11 requires an entity to disclose both gross information and net information about both instruments and transactions eligible for offset in the statement of financial position and instruments and transactions subject to an agreement similar to a master netting arrangement. ASU 2011- 11 is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods. Retrospective disclosure is required for all comparative periods presented. The adoption of ASU 2011-11 did not have a material impact on the Company’s financial statements. In October 2012, the FASB issued ASU No. 2012-04, Technical Corrections and Improvements, (“ASU 2012-04”). This update includes source literature amendments, guidance clarification, reference corrections and relocated guidance affecting a variety of topics in the Codification. The update also includes conforming amendments to the Codification to reflect ASC 820’s fair value measurement and disclosure requirements. The amendments in this update that will not have transition guidance are effective upon issuance. The amendments in this update that are subject to the transition guidance will be effective for fiscal periods beginning after December 15, 2012. The adoption of ASU 2012-04 did not have a material impact on the Company’s financial statements.

In January 2013, the FASB issued ASU No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities (“ASU 2013-01”). This update clarifies that ordinary trade receivables and receivables are not in the scope of ASU No. 2011-11, Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities (“ASU 2011-11”). Specifically, ASU 2011-11 applies only to derivatives, repurchase agreements and reverse purchase agreements, and securities borrowing and securities lending transactions that are either offset in accordance with specific criteria contained in the FASB Accounting Standards Codification or subject to a master netting arrangement or similar agreement. The Company is required to apply the amendments in ASU 2013-01 beginning January 1, 2013. The adoption of ASU 2013-01 by the Company did not have a material impact on the consolidated financial statements.

In February 2013, the Financial Accounting Standards Board issued Accounting Standards Update, or ASU, 2013-02, Comprehensive Income (Topic 220), Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. This update requires companies to provide information regarding the amounts reclassified out of accumulated other comprehensive income by component. In addition, companies are required to present, either on the face of the statement where net income is presented or in the accompanying notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income. ASU 2013-02 is effective for annual reporting periods beginning on or after December 15, 2012, and interim periods within those annual periods. ASU 2013-02 was adopted January 1, 2013 and did not have a significant impact on our financial statements.

Note 3: Concentrations

The company has not had any sales.

Note 4: Legal Matters

The Company has no known legal issues pending.

Note 5: Debt

The Company has no debt.

Note 6: Capital Stock

On January 31, 2014 the Company authorized 75,000,000 shares of commons stock with a par value of $0.0001 per share.

On January 31, 2014 the Company issued 20,000,000 shares of common stock for a purchase price of $0.0001 per share to its founding shareholder. The Company received aggregate gross proceeds of $10,000.00.

As of January 31, 2014 there were no outstanding stock options or warrants.

Note 7: Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Note 8: Related Party Transactions

The Company neither owns nor leases any real or personal property. The sole officer of the Company provides office space and services free of charge. The Company's sole officer and director is involved in other business activities and may in the future, become involved in other business opportunities as they become available.

Note 9: Subsequent Events

The Company has evaluated events subsequent through the date these financial statements have been issued to assess the need for potential recognition or disclosure in this report. Such events were evaluated through the date these financial statements were available to be issued. Based upon this evaluation, it was determined that no subsequent events occurred that require recognition or disclosure in the financial statements.

Note 10: Going Concern

The accompanying financial statements and notes have been prepared assuming that the Company will continue as a going concern.

For the period ended January 31, 2014, the Company had an accumulated deficit of $3,325.00 and working capital of $6,675.00, which may not be sufficient to sustain operations over the next 12 months. The Company’s ability to continue as a going concern is dependent upon the Company’s ability to generate sufficient revenues to operate profitably or raise additional capital through debt financing and/or through sales of common stock.

Management plans to fund operations of the Company through the proceeds from an offering pursuant to a Registration Statement on Form S-1 or private placements of restricted securities or the issuance of stock in lieu of cash for payment of services until such a time as profitable operations are achieved. There are no written agreements in place for such funding or issuance of securities and there can be no assurance that such will be available in the future. Management believes that this plan provides an opportunity for the Company to continue as a going concern.

The failure to achieve the necessary levels of profitability or obtain the additional funding would be detrimental to the Company.

PROSPECTUS

10,000,000 SHARES OF COMMON STOCK

ADAMAS VENTURES, INC.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$12.88
Auditor Fees and Expenses	$3,500.00
Legal Fees and Expenses	$2,500.00
EDGAR fees	$1,000.00
Transfer Agent Fees	$1,000.00
TOTAL	$8,012.88

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Adamas Ventures, Inc.’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Adamas Ventures, Inc., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since Inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Jinshan Dai	January 31, 2014	20,000,000	$10,000.00

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. He is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinion of Jill Arlene Robbins
10.3	Form of Subscription Agreement
23.1	Consent of Hillary CPA Group

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 383(b) (§230.383(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 383(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 383;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Shenyang, People Republic of China on January 31, 2014.

ADAMAS VENTURES, INC.

By:	/s/	Jinshan Dai
	Name:	Jinshan Dai
	Title:	President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Jinshan Dai
Jinshan Dai	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	January 31, 2014

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant
3.2	Bylaws of the Registrant
5.1	Opinion of Jill Arlene Robbins
10.3	Form of Subscription Agreement
23.1	Consent of Hillary CPA Group